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                                                               EXHIBIT 99.1


                                 NEWS RELEASE


                            FOR IMMEDIATE RELEASE


     Contact: Robert H. Emery, Vice President, Finance and Administration
                                (703) 227-3061

     Contact: Vincent Daniels/John Nesbit, Lippert/Heilshorn & Associates,Inc.
                                (212) 838-3777


              OBJECTIVE COMMUNICATIONS ANNOUNCES PRELIMINARY SECOND
                     QUARTER RESULTS; FINANCING ARRANGEMENT



Portsmouth, New Hampshire, July 1, 1998-Objective Communications, Inc. (Nasdaq National Market: OCOM) announced today that, based on preliminary financial results, the Company does not expect to recognize any revenues in the second quarter of 1998, because of delays in product functionality. Objective Communications has developed and is marketing the VidPhone system, a video conferencing system that offers video conferencing, video broadcast, and video retrieval to desktop computers and boardroom video conference room systems using the telephone wiring. The Company announced that, late in the second quarter, it experienced delays in completing product development; certain key product functions are taking longer to complete than originally forecast by the Company. In particular, development of two key functions required for wide area connectivity are taking longer than originally anticipated to achieve full functionality. Based on the current status of product development, the Company estimates that a fully integrated VidPhone system with wide-area networking which the Company believes will meet customer expectations will be ready for shipment in the third quarter of 1998. Steven Rogers, Chief Executive Officer and President, stated that "the VidPhone system is the first video PBX designed from the ground-up and is a complex technical product. While the Company is disappointed about the delays in product development, the Company is confident that there are no unresolvable technical issues."

Objective Communications' Board of Directors also announced that the Company has taken steps designed to significantly cut expenditures and permit the Company to achieve long-term performance objectives. The strategy implemented by the Board of Directors includes a significant reduction in the number of Company employees. Effective today, the Company will reduce total employees to an estimated 88 full-time employees, from an estimated 130. The Company also announced implementation of significant cash-management practices throughout the Company in an effort to reduce corporate expenses.

The Board of Directors also announced that, as the Company focuses on bringing a fully functional VidPhone system to market, Steven A. Rogers, the founder and technical visionary of the Company and currently its President and Chief Executive Officer, will move to assume responsibilities of Chief Technology Officer and Vice President of

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Engineering. The Board is in final negotiations with an interim Chief Executive
Officer candidate to assume responsibility for general corporate oversight and expects to announce new management early next week. The Company also will begin a search for a new full-time Chief Executive Officer and is considering appropriate other changes in the senior management of the Company to execute more effectively and offer a fully functional, competitive product by the end of the third quarter of 1998. Cliff Kendall, Chairman of the Board of Directors, stated that "the Board is carefully monitoring the status of the Company's product development efforts and will continue to monitor progress closely over the next ninety days. The Board of Directors will not hesitate to make additional changes, if necessary, to dramatically improve corporate performance."

The Company also announced today that it has signed an agreement with a number of institutional investors to purchase $2.5 million 5% Convertible Debentures due 2003. The Company has the right to repay the debentures within 90 days. In connection with the financing, Cliff Kendall, Chairman of the Board of Directors stated that "Directors and management have confidence in the current prospects of the business and a number of current directors and executive officers have committed to lend the Company an additional $500,000." The Company currently expects to fund the financing transactions next week.

In addition, the Company will seek additional long-term financing or a strategic investment to provide additional cash for continued operations. The Company has had some preliminary discussions with potential sources of such financings, and although it does not currently have any commitments to provide the necessary financing, the Company believes that it will be successful in its financing efforts.

Objective Communications developed the patented VidPhone system that supports high quality cost-effective video broadcast, retrieval and conferencing to desktops and conference rooms, over the same wire used by existing telephone systems. The Company is marketing and selling the VidPhone system through channel partners, which include telephone companies, PBX manufacturers, networking integrators and other value added resellers. The Company's common stock is listed on the Nasdaq National Market under the symbol OCOM.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results and future events may vary significantly based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions and other risk factors detailed in the Company's most recent quarterly report and other filings with the Securities and Exchange Commission.